UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2016

Voyager Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37625	46-3003182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (857) 259-5340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07.  Submission of Matters to a Vote of Security Holders.

Voyager Therapeutics, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 15, 2016. As of April 20, 2016, the record date for the Annual Meeting, there were 26,749,740 outstanding shares of the Company’s common stock. The Company’s shareholders voted on the following matters, which are described in detail in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on April 22, 2016: (i) to elect Steven M. Paul, M.D. and Mark Levin as Class I directors of the Company, each to serve for a three-year term expiring at the Company’s annual meeting of shareholders in 2019 and until their successors have been duly elected and qualified, subject to their earlier resignation or removal (“Proposal 1”), (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal 2”) and (iii) to ratify the Company’s 2015 Stock Option and Incentive Plan (“Proposal 3”).

The Company’s shareholders approved the Class I director nominees recommended for election in Proposal 1 at the Annual Meeting. The Company’s shareholders voted for Class I directors as follows:

Class I Director Nominee	For	Against	Abstain	Broker Non-Votes
Steven M. Paul, M.D.	22,142,597	1,080,017	5,491	207,255
Mark Levin	21,270,723	1,956,832	550	207,255

The Company’s shareholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain
23,426,068	9,034	258

The Company’s shareholders approved Proposal 3. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
17,275,186	5,952,704	215	207,255

No other matters were submitted to or voted on by the Company’s shareholders at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Steven M. Paul
Steven M. Paul, M.D.
Chief Executive Officer and President